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                                                                   EXHIBIT 10.41

                           STRATEGIC VENDOR AGREEMENT

     This Strategic Vendor Agreement (this "Agreement") is made as of August 10, 1998, by and between Mobility Electronics, Inc., a Delaware corporation ("Mobility"), and Molex Incorporated, a Delaware corporation ("Molex"). Mobility and Molex are sometimes each referred to herein as a "Party" and collectively as the "Parties".

                                   BACKGROUND

     Molex is a developer and Manufacturer of connectors and cable for the computer industry. Mobility is a manufacturer and distributor of portable computer connectivity products. The Parties desire to form a strategic relationship whereby Molex will develop a unique cable assembly interface solution with a proprietary connector interface for the Universal Dock (as defined below), all on the terms and conditions set forth in this Agreement.

1.   DEFINITIONS.

     For purposes of this Agreement, the following terms shall have the following meanings unless the context clearly otherwise requires:

          "Person" shall mean any individual, sole proprietorship, joint venture, partnership, corporation, association, joint-stock company, unincorporated organization, cooperative, trust, estate, or any other entity of any kind or nature whatsoever.

          "Product" shall mean a unique cable assembly interface solution with a proprietary connector interface to be developed by Molex for Mobility. The Product shall be designed from specifications provided by Mobility and shall be for the exclusive use of Mobility and its customers; with any other use requiring the prior written approval of Mobility.

          "Universal Dock" shall mean Mobility's Universal Dock product, which product is described in Exhibit A.

2.   DEVELOPMENT OF THE PRODUCT; EXCLUSIVISITY.

     (a) Development of the Product. Molex hereby agrees to develop, at its primary cost and expense, the Product. The Product shall meet the specifications required for the Universal Dock, which specifications are set forth in Exhibit B, but which may be changed from time to time by Mobility in connection with the development of the Universal Dock. Molex will use all reasonable commercial efforts to meet Mobility's cable and connector requirements for the Universal Dock with respect to cost, product development schedules and performance criteria.

     (b) Use of Technology. The patented technology utilized by Molex in developing the Product shall be the exclusive property of Molex, and may be utilized by Mobility without a license. In addition, Mobility shall have the exclusive right to utilize the Product in the Universal

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Dock, and Molex hereby agrees not to offer, sell or otherwise market to any
Person, directly or indirectly, the Product, or any cable or connectors which is, or could reasonably be expected to be, competitive with the Product. Notwithstanding the above, Molex will have the right to use the patented and proprietary technology in the Product in applications not related to, or competitive with, the Universal Dock.
     (c) Molex Exclusivity. Mobility agrees to utilize Molex as the exclusive supplier for its initial and ongoing Universal Dock cable and connector requirements; provided that Molex meets Mobility's quality, price and delivery requirements as provided in Exhibit C, which Exhibit may be amended from time to time by Mobility, upon sixty days prior written notice, as Mobility's needs change. If Molex fails to meet the above requirements, Molex shall develop and implement a plan of corrective action, reasonably acceptable to Mobility, within thirty days after notice from Mobility (or such other period of time as agreed to by the Parties). Notwithstanding the above, that Mobility shall be permitted to second source up to 30% of its Product requirements for the Universal Dock from a mutually agreeable other Person to the extent required by any significant customer of Mobility provided that (i) Mobility purchases an agreed upon number of products in calendar year 2000 and in any calendar year thereafter and (ii) an appropriate license is granted to any such Person from Molex (which license will be set forth in a separate document, but will be limited to a royalty of not more than 5% of the Product sales price).

3. Term. The term of this Agreement shall commence as of the date first above written, and shall remain in effect for an initial term ending on the later of June 30, 2001 or whenever the volume commitments outlined in Exhibit B and C have been fulfilled (the "Initial Term"), which Initial Term shall be deemed to be extended for an additional one-year term (each, a "Renewal Term") at the end of the Initial Term and any Renewal Term, unless either Party delivers to the other Party written notice at least ninety (90) days before the end of the Initial Term or the applicable Renewal Term of such Party's desire to terminate this Agreement at the expiration of the Initial Term or Renewal Term (as the case may be). As used herein, "Term" shall mean the Initial Term and any Renewal Term. The Parties acknowledge that Exhibits B and C have not yet been completed, and that the Parties shall use all reasonable commercial efforts to complete such Exhibits as soon as possible (but no later than October 1, 1998), at which time such Exhibits shall be attached to this Agreement. If the parties have not agreed upon Exhibits B and C by October 1, 1998 either party may terminate this agreement without additional obligation by providing written notice within thirty (30) days to the other party.

4.   PURCHASE ORDERS; FORECASTS.

     (a) Purchase Orders. Mobility will issue to Molex from time to time in writing purchase orders for Products (each, a "PO", and collectively, the "POs"), which POs shall be in substantially the form of Exhibit D. The terms and conditions of this Agreement shall govern in the event of any inconsistency between any PO and the terms and conditions of this Agreement. POs may only be changed, rescheduled or canceled as follows (i) POs may not be changed, rescheduled or canceled within thirty (30) days or the requested date of delivery; (ii) POs may be rescheduled. but not otherwise changed or canceled, between thirty (30) days and sixty (60) days


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of the requested upon date of delivery; and (iii) POs may be changed, rescheduled or canceled if the requested date of delivery is more that sixty
(60) days from the date of any notice of change, rescheduling or cancellation. Upon completion of Exhibits B and C, Mobility agrees to place a PO for an initial quantity of Products.

     (b) Forecasts; Inventory. Mobility agrees that during the Term, it shall provide Molex on or before the beginning of each month a six-month rolling forecast (each, a "Forecast" and collectively, the "Forecasts") for the Products, and any future products agreed to between the Parties. Molex agrees to establish master production schedules for the Products in order to meet Mobility's expected needs thereof provided in the Forecasts. The Forecasts shall not be binding commitments of Mobility, but their sole purpose is to enable Molex to plan its manufacturing and inventory requirements.

5.   PRICING; PAYMENT.

     (a) Pricing. The initial Products shall be marketed and sold by Molex to Mobility for the prices set forth on Exhibit C. All Products shall be delivered F.O.B. Molex's plant. Any future cables or connectors designed by Molex for Mobility shall be priced as may be mutually agreed to by the Parties. Molex agrees to use its best efforts to meet the targeted price reductions set forth in Exhibit C.

     (b) Payment Terms. The purchase price for any Products ordered by Mobility from Molex pursuant to a PO shall be due and payable within forty-five (45) days after the date of invoice from Molex. Molex shall invoice PO's upon delivery of the ordered Products to Mobility.

6.   WARRANTY AND; REMEDIES

     (a) Warranty. Molex warrants that the Products shall be free from defects in material and workmanship, and agrees to repair or replace any defective Products for a period equal to any warranty period provided by Mobility to its customers (but in no event, not to exceed (3) three years). This warranty is for the benefit of Mobility and Persons purchasing or using a Universal Dock which utilizes any Products. OTHER THAN THE WARRANTIES SET FORTH ABOVE MOLEX MAKES NO OTHER WARRANTIES OR REPRESENTATIONS OF ANY KIND WHETHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR AS TO ANY OTHER MATTER.

     (b) Remedies. EXCEPT FOR ACTIONS INSTITUTED BY THIRD PERSONS AGAINST MOBILITY, MOBILITY'S SOLE AND EXCLUSIVE REMEDY AND MOLEX'S SOLE OBLIGATION FOR ANY BREACH OF THE WARRANTIES CONTAINED IN THIS SUBSECTION SHALL BE LIMITED TO THE REPAIR OR REPLACEMENT OF THE PRODUCTS, AS MOLEX IN ITS SOLE DISCRETION SHALL DETERMINE. NEITHER PARTY SHALL BE LIABLE OR RESPONSIBLE TO THE OTHER PARTY FOR ANY CONSEQUENTIAL, INDIRECT, INCIDENTAL, PUNITIVE, DIRECT OR SPECIAL


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DAMAGES BASED UPON BREACH OF WARRANTY, BREACH OF CONTRACT, NEGLIGENCE, OR
OTHERWISE OR ANY OTHER LEGAL THEORY.

7.   DEFAULT.

     (a) Default by Mobility. In the event that: (i) Mobility shall default in the payment of any PO when due, and such default is not cured within thirty (30) days after written notice from Molex to Mobility; or (ii) Mobility shall default in the observance or performance of any other material covenant or agreement in this Agreement, and such default shall continue for a period of thirty (30) days after written notice from Molex to Mobility; then, and in any such event, Molex may, by written notice to Mobility, terminate this Agreement, in addition to any other rights Molex may have against Mobility at law or in equity.

     (b) Default by Molex. In the event that Molex shall default in the observance or performance of any other material covenant or agreement in this Agreement or under any PO, and such default shall continue for a period of thirty (30) days after written notice from Mobility to Molex; then, and in any such event, Mobility may, by written notice to Molex, terminate this Agreement, in addition to any other rights Mobility may have against Molex at law or in equity.

5.   CONFIDENTIALITY.

     (a) Information. All information furnished by or on behalf of either Party (the "Disclosing Party") to the other Party (the "Receiving Party") in connection with the transactions contemplated hereby shall be deemed confidential. As used herein, "Information" includes all confidential and proprietary information of such party (including, without limitation, all software or hardware product information, designs, trade secrets, customer lists, pricing policies and patent applications pertaining or relating to such products and marketing and promotion information with respect to such products, business policies and practices), except information which (i) is or becomes generally available to the public other than as a result of disclosure which is in violation of this Agreement, (ii) was known by the Receiving Party on a nonconfidential basis prior to its disclosure thereof, as evidenced by such Receiving Party's records, (iii) was fully disclosed in a patent issued anywhere in the world, or (iv) is acquired by the Receiving Party from a third party who has no confidential commitment, directly or indirectly, to the Disclosing Party with respect to same. As used herein, "Materials" shall mean all tangible materials containing Information, including, without limitation, written or printed documents and computer disks or tapes.

     (b) Nondisclosure. Each Party agrees that it will keep all Information confidential and, except as permitted by the remainder of this subsection (a) or with the express prior written consent of the other Party, will not (i) disclose or permit the disclosure of any of such Information to any person or entity (including, without limitation, any of its employees, agents, representatives or affiliates), (ii) use or permit the use of the Information in any way detrimental to the other Party, or (iii) use or permit the use of the Information for any purpose other than in connection with the transactions contemplated hereby. Each Party is permitted to disclose the Information to such of its employees, attorneys and advisors (the "Authorized Representatives") who need to


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know such Information for the sole purpose of such Party's participation in the
Project. Each Party agrees to inform those of its Authorized Representatives to whom it wishes to disclose any of the information of the existence of these confidentiality provisions and will cause each of such persons to agree to be bound by the terms of this letter. Each Party shall be responsible for the breach of this Agreement by its Authorized Representatives.

     (c) Return of Information. Each Party agrees that it will deliver to the other Party, promptly upon the written request of the other Party, all written or tangible information furnished by or on behalf of the other Party to such Party in connection with the Project, including all Material and all copies or extracts of such Information and all notes based upon Information. The Receiving Party agrees to segregate all Materials from the confidential materials of others in order to prevent commingling. The Receiving Party agrees not to reverse engineer, decompile or disassemble any software disclosed to such Receiving Party. Each Party may visit the other Party's premises, with reasonable prior notice and during normal business hours, to review the other Party's compliance with the terms of this Agreement.

     (d) Remedies. Each Party agrees that money damages would not be a sufficient remedy for any breach of the provisions of this Section 8 by the other Party or its Authorized Representatives, and that each Party shall be entitled to seek specific performance as a remedy for any breach hereof, in addition to all other remedies available at law or in equity to the other Party.

9.   MISCELLANEOUS.

     (a) Assignment. This Agreement and the rights and obligations of the Parties hereunder shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. Neither Party shall assign this Agreement or any rights or obligations hereunder without first obtaining the written consent of the other Party, which consent shall not be unreasonably withheld.

     (b) Amendments; Entire Agreement. This Agreement may not be altered, amended, changed, or terminated without a written agreement signed by the Parties. This Agreement and the Exhibits represent the entire agreement between the Parties with respect to the subject matter hereof, and supersedes any and all existing and prior agreements between the Parties with respect thereto.

     (c) Notices. Any notice required to be given hereunder by either party shall be in writing and any be given by hand delivery, by delivery to a nationally recognized overnight courier, or by sending the same by facsimile or telex or by registered air mail, postage prepaid, addressed to the other at the respective numbers, places or addresses set forth below, or to such other facsimile number, telex number, address, place or places as the parties, or either of them from time to time may designate in writing. All such notices, demands and communications shall be deemed to have been duly given or made; (i) on the date delivered if hand delivered or via overnight courier, charges prepaid; (ii) three days after the date deposited via U.S. mail if mailed certified mail, return receipt requested; or (iii) on the date sent if sent by telex or facsimile


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transmission provided that (1) in the case of a telex transmission, the receipt of the telex is confirmed by way of the callback signal; (2) in the case of a facsimile transmission, receipt of confirmation from the facsimile transmitter at the conclusion of the transmission of complete and uninterrupted transmission of the facsimile, on the day of transmission at the place where the recipient is located except when it is transmitted after 5:00 p.m. Arizona time at that place, then on the next business day. All notices shall be sent to the following addresses:

               If to Mobility:         Mobility Electronics
                                       7955 East Redfield Road
                                       Scottsdale, Arizona 85260
                                       Attention: Charles R. Mollo
                                       Telecopier No.: (602) 596-0349

               With a copy to:         Richard F, Dahlson, Esq.
                                       Jackson Walker L.L.P.
                                       901 Main Street, Suite 6000
                                       Dallas, Texas 75202
                                       Telecopier No: (214) 953-6187

               If to Molex:            Molex Incorporated
                                       222 Wellington Court
                                       Lisle, IL 60532-1682
                                       Attention: Gary Manchester
                                       Telecopier No.: (630)969-1352

     (d) Non-Waiver. No failure by either part to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by either party of any right hereunder preclude any other further exercise thereof or the exercise of any other right.

     (c) Headings. Headings in this Agreement are for convenience only and shall not be used to interpret or construe its provisions.

     (f) Severability. If any term or other provision of this Agreement is held to be invalid, illegal or unenforceable by any rule of law or public policy, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be effected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     (g) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to choice of law principles.


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     (h) Force Majeure. Neither Party shall be penalized under any non-performance standards contained in this Agreement by reason, directly or indirectly, from fire, explosion, strike, freight embargo, Act of God, or the public enemy, war, civil disturbances, quarantine, or epidemic. Each Party agrees, however, to use its best efforts to remedy such mishaps and restore normal business activities within a reasonable period of time.

     (i) No Agency Created. This Agreement shall not constitute either Party an affiliate, joint venturer, partner, agent, employee or representative of the other Party for any purpose.

     (j) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and is effective as of the date and year first above written.

                                            MOBILITY ELECTRONICS, INC.

                                            By: /s/ CHARLES R. MOLLO,
                                                -------------------------------
                                                Charles R. Mollo,
                                                Chief Executive Officer

                                            MOLEX INCORPORATED

                                            By: /s/ JOHN STIPANUK
                                                -------------------------------
                                            Name: John Stipanuk
                                                  -----------------------------
                                            Title: Vice President DataComm
                                                   ----------------------------


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                                    EXHIBIT A

     Universal Dock means either a port replicator or a full docking station with expansion bays and plug in PCI circuit cards that are used in conjunction with portable or handheld computers. The unique characteristics of the universal dock are its ability to interface to any PCI based portable computer directly from the PCI bus or via the CardBus interface. The distinction between the universal dock and a conventional dock is this high speed (gigabit) serial interface consisting of an ASIC on each end, a proprietary 20 pin connector on one or both ends and a special cable capable of transmitting these high speed serial signals.


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